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                                                                    EXHIBIT 10.2

                                     FORM OF

                              FACILITIES AGREEMENT

         THIS FACILITIES AGREEMENT (this "Agreement"), dated as of August __, 1996, is made by and between Digital Equipment Corporation, a Massachusetts corporation ("Digital"), and AltaVista Internet Software, Inc., a Delaware corporation ("ALTV"). The terms "ALTV" and "Digital" shall include any subsidiary or affiliate of ALTV and Digital, respectively. A "subsidiary or affiliate" of ALTV or Digital is a company or operating entity in which ALTV or Digital, as the case may be, now or in the future, directly or indirectly, owns more than 50% of the shares.

W I T N E S S E T H:

         WHEREAS, Digital and ALTV have executed and delivered an Asset Purchase Agreement dated the date hereof (the "Asset Purchase Agreement") pursuant to which Digital has agreed to sell to ALTV, and ALTV has agreed to purchase from Digital, certain tangible and intangible property and assets of Digital relating to a portion of the business heretofore conducted by the Internet Software Business Unit ("ISBU") of Digital (the "Internet Business");

         WHEREAS, Digital and ALTV desire to provide ALTV with the right to use certain portions of facilities owned or leased, as applicable, by Digital including but not limited to those locations identified on Schedule I hereto (the "Facilities") on the terms and conditions set forth herein for certain periods specified herein, unless sooner terminated pursuant to the terms of this Agreement (the Facilities and any and all walkways, parking areas and landscaped areas appurtenant thereto referred to collectively as "Sites"); and

         WHEREAS, the parties understand that the Facilities are currently and, at Digital's election, will continue to be occupied and used by Digital for the conduct of Digital's business and that the joint use of the Facilities and the Sites as contemplated by this Agreement will require mutual cooperation and accommodation by the parties;

         NOW, THEREFORE, in consideration of the premises and mutual covenants and agreements herein contained, the sufficiency of which is hereby acknowledged, Digital and ALTV agree as follows:
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         1. Premises and Terms.

            1.1 Subject to all of the terms and conditions hereof, ALTV shall have the right to use certain portions of the Facilities (the "Premises");

            1.2 Notwithstanding anything in this Agreement to the contrary, the term during which ALTV may use any of the Premises shall end on the earliest of (a) the expiration or termination for any reason of the underlying lease for any of the Premises that are leased and not owned by Digital or (b) the sale, abandonment or vacation of any of the Premises that are owned by Digital. Digital shall give ALTV as much advance notice as is reasonably practicable in connection with any planned early termination of any leased Premises or the sale, abandonment or vacation by Digital of any of the owned Premises.

            1.3 Subject to Section 1.2 hereof, the initial term of this Agreement shall be for two years (the "Initial Term"). So long as ALTV is not in default under the terms of this Agreement, Digital does hereby grant to ALTV the right and option to extend and renew any terms of this Agreement for additional period(s) of one year each (herein the "Renewal Term(s)" and together with the Initial Term, the "Term"), beginning the date immediately following the designated termination date, upon the same terms, conditions, covenants and provisions as are provided in this Agreement. Unless Digital or ALTV notifies the other party, at least thirty (30) days prior to the expiration of the Initial Term or Renewal Term then in effect, of its intent not to extend and renew the term of this Agreement, ALTV shall be deemed to have exercised its Renewal Option in respect of that Renewal Term. If the Renewal Option is exercised as provided herein, then this Agreement shall be amended to reflect the changes which will result from such extension of the term of this Agreement.

         2 . Relocation from Premises.

             ALTV agrees to take all reasonable actions to accommodate Digital's real estate objectives, including, without limitation, vacating Premises where Digital plans to terminate its own lease or operations at that particular Premises.

         3. Right to Use Premises.

            3.1 ALTV's right to use any of the Premises shall include a nonexclusive right to use such interior common areas as may exist with respect to the Facility in which the Premises is located and as designated by Digital, which may include circulation corridors, stairwells, lobbies, library, cafeteria, restrooms and conference rooms, if any, and exterior common areas serving the Facilities, including parking areas and sidewalks, if any (which

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                 designated interior common areas and exterior common parking and other such exterior common areas within the Site are herein collectively referred to as the "Common Areas"). Digital reserves the right to limit access to any part of any Facility for confidentiality purposes, so long as access to the Premises is not unreasonably restricted.

            3.2 ALTV shall not be entitled to enter in or on any other portions of the Facilities, including without limitation all non-ALTV office areas and laboratory spaces, unless with express written permission from Digital and in the company of an authorized Digital employee. Except (a) in connection with the performance of its obligations under this Agreement or any underlying lease, (b) for purposes of inspecting the Premises for compliance with ALTV's obligations under this Agreement, (c) to show the Facility to any prospective purchaser or mortgagor,
                 (d) to make alterations, additions, repairs or improvements pursuant to Section 5.3 below, or (e) in an emergency, Digital shall not be entitled to enter in the Premises unless with express written permission from and in the company of an ALTV employee.

         4. Payment for Premises.

            4.1 Monthly payment to Digital for each such Premises shall be equal to Digital's Cost Center Charge (as hereinafter defined) for such Premises from time to time for the balance of the term. Any adjustment thereto shall be effective as of the date of adjustment of Digital's Cost Center Charge as set forth in a written notice from Digital to ALTV. Any increase in payments for any portion of a term that has expired at the time that ALTV receives such a notice from Digital of an increase in Digital's Cost Center Charge for a given Premises shall be due and payable within thirty (30) days after ALTV receives the notice from Digital.

                 4.1.1 For purposes of this Agreement, "Digital's Cost Center Charge" for any given Premises shall mean the cost of Digital's occupancy of a given Facility charged as an allocated cost item each month to each Digital cost center on a per square foot basis based on the amount of space allocated to the cost center in the Facility, determined in a manner consistent with Digital's past practices in determining such charge. Digital's Cost Center Charge generally consists of Digital's annual estimates of all costs of operating a Facility, including the costs of Facility management, depreciation of the building (or lease charges), utilities charges, etc. The number of square feet of each Premises for purposes of determining Digital's Cost Center Charge for any Premises hereunder shall be determined on the same basis that Digital uses to determine the number of square feet allocated to Digital's cost centers from time to time.

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                 4.1.2  Such payments shall be made monthly in arrears during the Term with respect to each Premises and such payment shall be delivered to the location designated by Digital from time to time for each Premises (or if no location is so designated, to the address for notices in this Agreement) and in the local currency of the country in which such Premises is located.

                 4.1.3 If the first or last months of any term of use are partial months, the monthly charge shall be prorated based upon the actual number of days in such partial month.

                 4.1.4 In the event any monthly payment is not received by Digital by the tenth day of the following month, ALTV shall make an additional payment to Digital equal to 5 % of said overdue monthly payment at the time of and in addition to the monthly payment as a late payment charge.

         5. Use

            5.1 ALTV specifically agrees that its right to use each of the Premises is limited to each of the Premises and the Common Areas in its existing condition "as-is" and "where-is" and acknowledges that, in entering into this Agreement, ALTV does not rely on, and, Digital does not make, any express or implied representations or warranties as to any matters including, without limitation, any characteristics of any of the Sites, Facilities or the Premises, the suitability of any of the Premises for ALTV's intended use, or the compliance or noncompliance of the Premises or the Sites, the Facilities or any use thereof with any Applicable Laws (as defined below). ALTV has inspected the Premises and has found it to be in satisfactory condition.

            5.2 ALTV shall not make any alterations or improvements to any of the Premises whatsoever, including without limitation, placing any sign or identification of any kind whatsoever in or on any of the Facilities or Sites, without the prior written consent of Digital, which may be withheld in Digital's sole discretion, except that Digital's consent shall not be unreasonably withheld as to alterations or improvements that are not material and that are not inconsistent with Digital's local space allocation policies and interior decor. Failure of Digital's landlord to consent to or approve the alterations or improvements, where required by an underlying lease, shall be a reasonable grounds for Digital to withhold consent under this Section and Section 6.2.

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            5.3  Digital reserves the right, at any time, and from time to time, to make alterations, additions, repairs or improvements to or in, or to decrease the size or area of all or any part of any Site or Facility, including, without limitation, building partitions around, and establishing separate access to, any of the Premises for security purposes, provided that any such alterations shall not materially and adversely affect ALTV's use of the Premises located therein and provided any alterations to any Facility which would materially affect
                 ALTV's use of the Premises located therein shall not be made without reasonable notice to ALTV.

            5.4 ALTV shall use each of the Premises only for general office and related incidental purposes for which they have historically been used by Digital and for no other use or purpose whatsoever. In no event shall ALTV use or permit the use of any of the Premises or the Common Areas for any purpose or use that is inconsistent with or interferes in any way with the conduct of other business operations in the respective Facilities or on the respective Sites.

            5.5 ALTV shall be responsible for and shall supervise and control all of its officers, agents, employees, licensees, contractors, customers and other invitees (collectively "Personnel") so as to assure compliance with all of the terms and conditions of this Agreement. ALTV shall comply with all present and future security measures implemented by Digital in each of the Facilities, including, without limitation, prohibitions on access to certain Facilities and Premises to competitors of Digital. Without limitation of the foregoing, ALTV shall ensure that no Personnel enter onto an space other than the Premises or the Common Areas except with express written permission from Digital and in the company of an authorized Digital employee, that all Personnel comply with all Applicable Laws, and do not conduct any illegal activities or activities resulting in any nuisance or which may constitute harassment of any kind. All Personnel shall be clearly identified as affiliated with ALTV and ALTV shall require each person to comply with any applicable dress code and wear appropriate name badges or other easily visible identification approved by Digital at all times while on any of the Premises, Facilities and/or Sites.

         6. Maintenance; Compliance with Laws, Rules and Regulations; Hazardous Materials

            6.1 ALTV shall not cause or permit any damage to any of the Premises, Facilities or Sites and shall maintain each of the Premises in a clean, safe and sanitary condition, reasonable wear and tear associated with normal office usage excluded. ALTV shall not make any repairs to any of the Premises or Facilities, without the prior written consent of Digital, which may be withheld in Digital's sole discretion. If Digital determines that it is


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                 necessary to repair any damage attributable to ALTV's use, ALTV shall reimburse Digital for the cost of all such repairs within thirty (30) days of receipt by ALTV of an invoice from Digital. ALTV shall not permit or suffer any injury, waste or nuisance in or to any of the Premises, Facilities or Sites.

            6.2 ALTV, at ALTV's sole cost and expense, shall comply in all material respects with all Applicable Laws relating to ALTV's use of each of the Premises provided that if structural or capital improvements are required, either Digital or ALTV may terminate this Agreement with respect to any such Premises. Notwithstanding the foregoing, ALTV shall not make any physical change to the Premises in order to comply with Applicable Laws without the prior written consent of Digital, which may be withheld in Digital's sole discretion, except that Digital's consent shall not be unreasonably withheld as to changes that are not structural or capital improvements and are required in order to comply with Applicable Laws. If Digital consents to any changes, at Digital's election, Digital may make such changes. As used herein, the term "Applicable Laws" means all applicable laws, codes, ordinances, rules and regulations of all foreign, federal, state, county, municipal or other governmental authorities or instrumentalities.

            6.3 ALTV shall comply with the requirements of Digital's property, liability and workers compensation insurance carriers and all rules and regulations of the Facilities and/or the Sites as are established from time to time including, without limitation, all Facility and/or Site security procedures and requirements.

            6.4 ALTV shall comply with all provisions of any underlying lease for any of the Premises that are leased and not owned by Digital, to the extent that such requirements are or have been communicated to ALTV employees. Either party may request that the other party enter into a specific sublease or similar arrangement with respect to any Premises and the parties shall negotiate in good faith such a sublease or other arrangement on terms customary for the location of the Premises and consistent with the terms of this Agreement. At the request of Digital, ALTV shall use diligent efforts to satisfy the requirements of any underlying lease with respect to ALTV's use of the Premises, including, but not limited to, executing and delivering such documents and taking such other actions as reasonably may be required by the landlord under the terms of any underlying lease (including terminating this Agreement with respect to the Premises and vacating the Premises, provided that Digital and ALTV will cooperate in good faith to vacate in a manner so as to minimize any disruption of ALTV's business and any cost to ALTV) or to prevent or cure a default



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                 under any underlying lease, as well as any other actions
                 reasonably requested by Digital with respect thereto;

            6.5 ALTV shall not cause or permit any Hazardous Material to be used, stored, discharged, released or disposed of in, from, under or about any of the Premises, Facilities or Sites. As used herein, the term "Hazardous Material" means any substance or material which has been determined by any applicable foreign, federal, state, county, municipal or other governmental authority to be capable of posing a risk of injury to health or safety or damage to the environment. ALTV shall not undertake any hazardous or other activity at any of the Premises which could result in an increase in Digital's insurance premiums.

         7. Insurance; Condemnation.

            7.1 At all times during ALTV's use of any of the Premises under this Agreement, ALTV shall procure at its cost and expense and keep in effect comprehensive general liability insurance, including contractual liability with a combined single limit of liability of not less than two million dollars ($2,000,000).

                 7.1.1 Such coverage shall be in a commercial or comprehensive general liability form with at least the following coverages: (i) including employees as additional insureds, and (ii) providing for blanket contractual coverage, broad form property damage coverage and products and completed operations coverage. Such coverage may be provided by a combination of primary and umbrella liability coverage.

                 7.1.2 Such insurance shall be issued by financially reputable insurance companies acceptable to Digital, shall name Digital as an additional insured, shall include contractual liability coverage insuring the liability assumed hereunder by ALTV, shall provide that it is primary insurance and not excess over or contributory with any other valid, existing and applicable insurance covering the same loss carried by Digital or any other party, shall provide for severability of interests, shall further provide that an act or omission of one of the named insureds which would void or otherwise reduce coverage shall not reduce or void the coverage as to any insured, shall afford coverage for all claims based on acts, omissions, injury or damage which occurred or arose (or the onset of which occurred or arose) in whole or in part during the policy period, and shall provide that Digital will receive thirty (30) days' written notice from the insurer prior to any cancellation or change of coverage.

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            7.2  ALTV shall also maintain Worker's Compensation Insurance in the amounts and coverages required under worker's compensation, disability and similar employee benefit laws applicable to the states and countries where each of the Premises is located and Employer's Liability Insurance, with limits customary to the state or country where each Premises is located.

            7.3 ALTV shall maintain automobile liability insurance in the amounts and coverages required by the states and countries where each of the Premises is located, with limits customary to the state or country where each Premises is located, for bodily injury and property damage combined. Coverage shall include owned (if any), leased (if any) and non-owned, hired automobiles.

            7.4 ALTV shall bear all risk to its property at each of the Premises and may maintain at its sole expense such fire and other property insurance on the property of ALTV in the Facilities as it deems desirable for its protection. If any of the Premises or Facilities shall be damaged or destroyed by fire or any other casualty howsoever caused or by any other cause whatsoever, ALTV agrees to give prompt notice thereof to Digital. Digital shall have no obligation to ALTV whatsoever to repair any damage done to the Premises or the Facilities or replace any property of ALTV located therein. If a casualty occurs such that the underlying lease with respect to any Premises is terminated, by Digital or the landlord, or Digital otherwise elects to cease using the Facility as a result of the casualty, the provisions of Section 1. 2 above shall apply, and this Agreement shall terminate with respect to such Premises. If a casualty occurs such that ALTV's use of a Premises is materially adversely affected and the damage is not repaired within one hundred twenty (120) days, ALTV shall have the right to terminate this Agreement with respect to such Premises by written notice to Digital within thirty (30) days thereafter.

            7.6 If all or any part of any of the Premises or Facilities or any material portion of any of the Sites shall be taken as a result of the exercise of the power of eminent domain or any transfer in lieu thereof, this Agreement shall terminate as to the property so taken as of the date of taking, and, in the case of a partial taking, either Digital or ALTV shall have the right to terminate this Agreement with respect to such Premises by written notice to the other within thirty (30) days after such date.

                 7.6.1 In the event of any taking, Digital shall be entitled to any and all compensation, damages, income, rent, awards, or any interest herein whatsoever which may be paid or made in connection therewith, and ALTV shall have no claim against Digital for the value of any


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                        unexpired term of this Agreement or otherwise; provided
                        that Digital shall have no claim to any portion of the award that is specifically allocable to ALTV's relocation expenses or the interruption of or damage to ALTV's business.

                 7.6.2 In the event of a partial taking that does not result in a termination of this Agreement, the amount payable under Section 4 shall be proportionately reduced for such Premises.

         8. Utilities and Services.

                 8.1 During the use by ALTV of any Premises in accordance with this Agreement, if Digital owns the Facility, subject to force majeure (including any cause beyond Digital's commercially reasonable control), Digital shall furnish to ALTV such services and utilities as are furnished currently at each such Premises, each in such amounts, on average, as have been customarily furnished to equivalent space in the respective Facilities, it being understood and agreed that Digital shall not be required to make any improvements to the respective Facilities or the Facilities systems or provide any greater services to the applicable Premises than the greater of such services as (a) are currently furnished or (b) Digital reasonably determines from time to time to be necessary or appropriate for the conduct of Digital's business in the respective Facilities. During the use by ALTV of any Premises in accordance with this Agreement, if Digital leases the Facility, Digital shall use reasonable efforts to cause the landlord of the leased Facility to furnish to or for the benefit of the Premises the services and utilities that the landlord is obligated to provide under the underlying lease, it being understood and agreed that Digital shall not be required to make any improvements or provide any services to these Premises.

                 8.2 ALTV's rights, if any, with respect to computers or networks available in the Facilities, shall be the subject of a separate agreement. The foregoing notwithstanding, ALTV shall not use any computer terminal in any of the Facilities other than those owned by ALTV unless with express written permission from Digital and in the company of an authorized Digital employee. Digital shall have no liability hereunder to ALTV for any computer crash, system programming error, virus or other hardware software malfunction of any kind which results in ALTV being unable to use any computer, network or system or which results in a loss of data or the destruction or degradation of any programs or source codes.

         9. Termination.

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            9.1  ALTV shall have the right to terminate this Agreement with respect to any of the Premises for any reason before the end of the respective term, the termination to be effective thirty
                 (30) days after written notice of termination from ALTV is received by Digital. In the event of any such termination of this Agreement with respect to any such Premises by ALTV, ALTV's obligations to make payments to Digital pursuant to
                 Section 4 hereof with respect to any such Premises which it will no longer use as of the effective date of termination shall cease as the last day of the month in which such effective date of termination occurred.

            9.2 This Agreement will be subject to early termination by either ALTV or DIGITAL upon six months' written notice if Digital ceases to own shares of Common Stock representing more than 50% of the combined voting power of the Common Stock of ALTV.

            9.3 If either ALTV or Digital shall default in the performance or observance of any material covenant or condition under this Agreement, the other party may give written notice to such defaulting party of its intent to terminate this Agreement, which notice shall be effective thirty (30) days after the date of such notice if such default remains uncured at the end of such thirty (30)-day period if the default by its nature can be cured within thirty (30) days, or, if the default by its nature cannot be cured within thirty (30) days, if such default remains uncured at the end of such longer period as may be required to cure the default, so long as the cure is commenced within the thirty (30) day period and thereafter diligently prosecuted to completion; provided, however, that if the notice is from Digital, the maximum cure period shall not in any event exceed whatever cure period may remain under the underlying lease for Digital to prevent or cure a default. Upon such termination, ALTV shall immediately vacate and surrender the Premises to Digital in accordance with Section 9.6 below. In the event of any such termination by ALTV, ALTV's right to terminate shall be ALTV's sole and exclusive remedy in the event of any default on the part of Digital hereunder, except as follows. If Digital fails to provide services or utilities to ALTV in a Facility owned by Digital pursuant to Section 8.1 or fails to use reasonable efforts to cause the landlord of a leased Facility to furnish to or for the benefit of the Premises the services and utilities that the landlord is obligated to provide under the underlying lease pursuant to
                 Section 8. 1 and fails to cure any such default after notice within the cure period provided for above, ALTV shall be entitled to ALTV's actual damages for such default.

            9.4 In addition to the foregoing rights to terminate, Digital shall be entitled to exercise all other rights and remedies under this Agreement and under Applicable Laws (which shall be cumulative and not exclusive), specifically including the right to summary dispossession of ALTV.

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             9.5 Digital shall be entitled to perform any obligation of ALTV hereunder the performance of which is not commenced within five
                 (5) business days after notice from Digital or which obligation is not thereafter diligently prosecuted to completion, and in such event ALTV shall reimburse Digital for all actual costs and expenses incurred by Digital in performing such obligation.

             9.6 Upon the expiration or termination of this Agreement for whatever reason with respect to any of the Premises, ALTV shall surrender the applicable Premises to Digital in good order and repair, free and clear of all occupancies, liens and encumbrances and shall remove all of its personal property.

                 9.6.1 Any items of ALTV's personal property that remain on any Premises after the expiration or termination of this Agreement with respect to such Premises, may, at the option of Digital, be deemed abandoned, and, in such case, may either be retained by Digital as its property or disposed of, without accountability, at ALTV's expense in such manner as Digital may see fit.

                 9.6.2 ALTV shall not hold over beyond the expiration or termination of this Agreement with respect to any Premises without the express written consent of Digital.

             9.7 ALTV's obligations under this Section 9 shall survive the expiration or termination of this Agreement.

         10. Release.

             10.1 ALTV acknowledges and agrees that, anything set forth in this
                 Agreement to the contrary notwithstanding, other than the last sentence of Section 9.3, Digital shall not be responsible for or liable to ALTV and ALTV hereby waives and releases, to the fullest extent permitted by Applicable Laws, all claims against Digital for any injury, loss or damage to any person or property in or about the Premises, the Facilities or the Sites by or from any cause whatsoever including, without limitation, acts or omissions of persons using adjoining premises or any part of the Facilities or areas in the vicinity of the Premises, the Facilities or the Sites; theft; burst, stopped or leaking water, gas, sewer or steam pipes; or interruption or failure of utility or other services for, or existence of, gas, fire, oil or electricity in, on or about the Premises, the Facilities or the Sites. Further notwithstanding anything to the contrary set forth in this Agreement, in no event shall Digital be liable for any consequential damages, including


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                  without limitation, lost profits, lost opportunity or
                  interference with ALTV's business, arising out of a breach of this Agreement.

             10.2 ALTV agrees to indemnify, protect and defend Digital against, and save and hold Digital harmless from, any and all losses, costs, liabilities, claims, damages and expenses, including, without limitation, reasonable attorneys' fees and expenses, incurred in connection with any injury, loss or damage to any person or property arising from the use or occupancy or manner of use or occupancy of any of the Premises, the Facilities or the Sites by ALTV or ALTV's contractors, agents, servants, employees, visitors or licensees. This Section 10.2 shall survive expiration or termination of this Agreement.

         12. Taxes. ALTV acknowledges and agrees that real and personal property taxes relating to the Premises will be paid as provided in the Services Agreement. ALTV shall pay all such taxes attributable to the Premises in accordance with the terms and conditions of the Services Agreement immediately upon request by ALTV, of a written statement from Digital detailing the cost thereof.

         13. Miscellaneous.

             13.1 This Agreement may not be amended except by an instrument in writing, executed by Digital and ALTV.

             13.2 Whenever this Agreement requires or permits consent or agreement by or on behalf of any party hereto, such consent or agreement shall be given in writing.

             13.3 ALTV's rights under this Agreement are personal to ALTV and
                  ALTV shall not assign, sublet or otherwise transfer any right or interest under this Agreement to any other party. Subject to the foregoing, this Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of, and be enforceable by, the parties hereto and their respective heirs, administrators, executors, successors, and permitted assigns.

             13.4 This Agreement constitutes the entire agreement and
                  understanding between the parties hereto with respect to the subject matter hereof and supersede all prior agreements, understandings or representations pertaining to the subject matter hereof.

             13.5 Any notice hereunder by either party shall be given in writing and shall be sufficient in all respects if (i) delivered personally, (ii) mailed by registered or certified mail, return receipt requested and postage prepaid, (iii) sent via a nationally recognized overnight courier service, or (iv) sent


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                  via facsimile confirmed in writing to the recipient, in each case to the other party at its address set forth below or at such other address designated by notice in the manner provided in this subparagraph. Such notice shall be deemed to have been received upon the date of actual delivery if personally delivered or, in the case of mailing, five (5) business days after deposit in the mail, or, in the case of overnight courier, one business day after delivered to such courier, or, in the case of facsimile transmission, when confirmed by the facsimile machine report.

                     If to Digital:     Digital Equipment Corporation
                                        111 Powdermill Road
                                        Maynard, MA  01754-1418
                                        Attn:  Paul J. Milbury, Treasurer
                                        Tel:     (508) 493-7824
                                        Fax:     (508) 496-7419
                                        EMAIL:  Milbury@MSO.MTS.DEC.COM

                     with a copy to:    Digital Equipment Corporation
                                        Law Department
                                        111 Powdermill Road
                                        Maynard, MA 01754-1418
                                        Attn: Gail S. Mann, Vice President,
                                        Assistant General Counsel, Secretary
                                        and Clerk
                                        Tel: (508) 493-2206
                                        Fax: (508) 493-7310
                                        EMAIL:  Gail.Mann@MSO.MTS.DEC.COM

                     If to ALTV:        AltaVista Internet Software, Inc.
                                        30 Porter Road
                                        Littleton, MA  01460
                                        Attn:
                                        Tel:
                                        Fax:
                                        EMAIL:

                     with a copy to:

             13.6 This Agreement shall be governed by, and construed and enforced in accordance with the laws of the Commonwealth of Massachusetts, without regard for the conflict of laws provisions thereof.

             13.7 Neither party is hereby designated or appointed an agent for the other and neither party shall have any authority, either express or implied, to assume any agency or obligation on behalf of or in the name of the other.

             13.9 If a jurisdiction outside the United States in which a
                  Premises is located requires that this Agreement be registered or filed with any governmental office in order for this Agreement to be enforceable against Digital in that jurisdiction, Digital shall not unreasonably refuse to cooperate with such filing or registration, provided that the registration or filing will not give rise to a default under an underlying lease or unreasonably increase the likelihood of an exercise of remedies for default under an underlying lease or create a cloud on title to any Site.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, this Facilities Agreement has been duly executed and delivered by the duly authorized officers of Digital and ALTV under seal as of the date first above written.

                                 DIGITAL EQUIPMENT CORPORATION



                                 By:  ________________________________
                                          Name:
                                          Title:



                                 ALTAVISTA INTERNET SOFTWARE, INC.



                                 By: ______________________________________
                                          Name:
                                          Title:

                                   Schedule I

Facility

30 Porter Road
Littleton MA

1825 South Grant Avenue
San Mateo, CA

130 Lytton Avenue
Palo Alto, CA

529 Bryant Avenue
Palo Alto, CA

250 University Avenue
Palo Alto, CA

Digital Equipment Co. Limited
Digital Park
Imperial Way
Worton Grange
Reading, Berkshire
RG2 OTE United Kingdom

Digital Equipment Corporation
Research and Development Centre
Burnet Place
Bond Unviersity
Quennsland, Australia  4229



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